UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

John Marshall Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Virginia	001-41315	81-5424879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1943 Isaac Newton Square, Suite 100

Reston, Virginia 20190

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 584-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	JMSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Marshall Bancorp, Inc. (the “Company”), the parent company of John Marshall Bank, announced a series of leadership promotions effective June 1, 2022. William J. Ridenour, former Chief Banking Officer, and Carl E. Dodson, former Chief Operating Officer and Chief Risk Officer, transitioned their roles, respectively, to advisors to the Chief Executive Officer.

Andrew J. Peden, age 44, has been promoted from Executive Vice President, Chief Lending Officer to Executive Vice President, Chief Banking Officer. Previously, Mr. Peden served as Executive Vice President – Chief Lending Officer since May 2018. He has over 20 years of banking experience. Prior to joining the Company, Mr. Peden spent one year at United Bank serving as a Market Executive. Prior to that, Mr. Peden spent 17 years with Cardinal Bank where he most recently served as Executive Vice President of Commercial Real Estate Lending. Mr. Peden earned his Bachelors of Science from the University of Richmond – Robins School of Business in Business. Mr. Peden is also very involved in the community, having served for 15 years on the steering committee of a fundraising event for the Inova Kellar Center and as a youth sports coach.

Kelly J. Bell, age 54, has been promoted from Executive Vice President, Director of Retail Banking and Treasury Services to Executive Vice President, Chief Operating Officer. Ms. Bell was previously Senior Vice President, Director of Retail Banking and Treasury Services since May 2017, promoted to Executive Vice President, Director of Retail Banking and Treasury Services in 2021. Ms. Bell has over 30 years of community banking experience and 22 years of serving the Washington metropolitan area. Prior to joining the Company, Ms. Bell spent three years as Senior Vice President, Director of Retail Banking at Cardinal Bank. Prior to that, Ms. Bell served 13 years in increasing roles of responsibility at Virginia Commerce Bank. She is a graduate of the Virginia Bankers Association School of Bank Management and a graduate of Leadership Alexandria.

Neither Mr. Peden nor Ms. Bell has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our directors. There are no arrangements or understandings between either of such officers and any other person pursuant to which such officer was appointed.

For additional information, reference is made to the Company’s press release, dated June 1, 2022, which is filed as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN MARSHALL BANCORP, INC.

Date: June 7, 2022	By:	/s/ Kent D. Carstater
Kent D. Carstater Executive Vice President, Chief Financial Officer